Exhibit 28(j)(9)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Bruce N. Alpert and John C. Ball (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for his and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of THE TETON WESTWOOD FUNDS (the “Trust”), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $.001 per share, of the Trust, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Trustee himself might or could do.

IN WITNESS WHEREOF, the undersigned Trustee has hereunto set his hand this 11th day of January, 2018.

/s/ Michael J. Melarkey
Michael J. Melarkey
Trustee